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                                                                   EXHIBIT 23.1b

CONSENT OF INDEPENDENT AUDITORS

Sunrise Bank of San Diego
San Diego, California


We hereby consent to the use in the proxy statement/prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated January 30, 2004 relating to the financial statements of Sunrise Bank of San Diego which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.


/S/ BDO SEIDMAN, LLP


Los Angeles, California
May 10, 2004